                                                                               Y

                                JANUARY 10, 2003

                       SUPPLEMENT NO. 3 TO PROSPECTUS FOR
                     BOSTON CAPITAL TAX CREDIT FUND IV L.P.

                                      DATED

                                 AUGUST 1, 2002

                   (SUPPLEMENT OFFERING BCTC IV SERIES 44 AND
                  IDENTIFYING CERTAIN ANTICIPATED INVESTMENTS)

This Supplement is part of, and should be read in conjunction with, Boston Capital's Prospectus and it supercedes any previous supplement. Capitalized terms used herein but not defined have the meanings ascribed to them in the Prospectus.

SERIES 44'S PURPOSE --

- To invest in other limited partnerships that will each develop, own and operate an apartment complex used as low and moderate income housing.

TERMS OF OFFERING --

- Series 44 is offering at least 250,000 ($2.5 million) and up to 2,500,000 ($25 million) Beneficial Assignee Certificates that are the equivalent of limited partnership interests in Series 44;

- the price of the certificates is $10 each with a minimum investment of $5,000;

-    this offering will end no later than July 31, 2003; and

- your money will be held in escrow until at least 250,000 certificates are sold.

SERIES 44'S INVESTORS WILL RECEIVE --

-    federal housing tax credits;

-    tax losses that can offset passive income from any other investments; and

-    profits, if any, from the sale of the apartment complexes.

            PRIOR PERFORMANCE OF BOSTON ASSOCIATES AND ITS AFFILIATES

Boston Capital Tax Credit Fund IV L.P. Series 43 and 44 (the "Fund") already has issued and closed Series 43. The Fund received orders for a total of 3,650,000 Series 43 certificates ($36,500,000), and issued the last of these certificates on January 8, 2003. The fees paid as of January 8, 2003 to Boston Capital and affiliates for Series 43 totaled $3,658,100. No additional Series 43 certificates will be issued. In addition, Boston Capital Tax Credit Fund IV L.P. has issued other Series in other offerings - 20 to Series 42. See "Prior Performance of Boston Associates and Its Affiliates" in the Prospectus for information about Series 20 through 40.

                 INVESTMENT OBJECTIVES AND ACQUISITION POLICIES

Series 44's principal business is to invest, as a limited partner, in other limited partnerships (the "Operating Partnerships"), each of which will develop, own and operate an apartment complex which is expected to qualify for federal housing tax credits in order to achieve the investment goals set forth in the Prospectus.

To achieve its investment objectives, Series 44 will invest in apartment complexes with a goal of generating tax credits, upon completion and occupancy of all the apartment complexes, averaging approximately $.975 to $1.025 per certificate annually--9.75%-10.25% annual tax credit as a percentage of capital invested--for the ten-year credit period. After consulting with the underwriter regarding tax-free returns currently available to investors in other similar tax credit investments, Series 44 has selected as an investment objective a 9.75%-10.25% annual tax credit as a percentage of capital invested. No additional tax credits will be available for the remaining term of the fifteen-year federal housing tax credit compliance period. This calculation assumes:

-    the applicability of current tax law;

- each apartment complex is occupied with qualifying individuals throughout the fifteen-year federal housing tax credit compliance period; and

-    investors cannot use any passive tax losses generated by Series 44.

POSSIBLE INTERNAL RATE OF RETURN

The internal rate of return is the rate at which the present value of your future tax benefits would equal the cost of your investment. In essence, it illustrates your future tax credit benefit as a return of principal and interest in today's dollars.

For investors in the 10%-38.6% tax bracket respectively, the tax-free rate of return goal is approximately 1.8%-3.9%, exclusive of any cash available for distribution, if:

- none of the apartment complexes invested in has any value at the end of the fifteen-year federal housing tax credit compliance period; and

- investors do use for tax purposes the assumed loss of the investor's entire capital contributions.

The tax-free rate of return will exceed 1.8%-3.9% if:

- the value of the apartment complexes exceeds indebtedness plus sale expenses; and

-    investors receive distributions from these sales or refinancings.

In accordance with the rules for the allocation of federal housing tax credits, Series 44's investment goal is for the following annual tax-free amounts for each $10,000 investment in Series 44: $350 - $500 in 2003; $750 - $850 in 2004;
$975 - $1,025 in 2005 - 2012; $600 - $700 in 2013; and $200 - $300 in 2014. This
tax credit investment goal is not a forecast of anticipated tax credits, nor does it represent a yield or return on investment. Rather it is an investment goal of Series 44 for the credit period applicable to its investments.

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There is no assurance that any particular tax-free internal rate of return will be achieved.

The attainment of Series 44's investment objectives will depend on many factors, including the ability of Boston Associates to select suitable investments on a timely basis, the timely completion and successful management of such investments and future economic conditions in the United States. Accordingly, there can be no assurance that Series 44 will meet its investment objectives.

                             ANTICIPATED INVESTMENTS

Series 44 expects to invest in the eleven Operating Partnerships described below. Each Operating Partnership will use a significant part of the funds invested by Series 44 to pay fees to the Operating General Partners. See the table entitled "Terms of Investment in Operating Partnerships" in this Supplement.

While Boston Associates believes that Series 44 is reasonably likely to acquire interests in the apartment complexes described below, it may not be able to do so. Before any acquisition is made, Boston Associates will complete its due diligence review as to the Operating Partnership and its apartment complex. This process will include the review and analysis of information concerning, among other matters, market competition and environmental factors. If any significant adverse information is obtained by Boston Associates, either action will be taken to mitigate the adverse factor(s), or the acquisition will not be made. It is also possible that the acquisition terms may differ significantly from those described below. Accordingly, investors should not rely on the ability of Series 44 to invest in these apartment complexes or under the described investment terms in deciding whether to invest in Series 44. If Series 44 raises the entire $25 million, the anticipated acquisition of the Operating Partnership interests, described below, will represent approximately 75% of the total money which Series 44 currently expects to spend.

                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                       CONDITION AND RESULTS OF OPERATIONS

Because Series 44 is currently in the offering phase, it has no material assets or any operating history. Series 44 expects to acquire interests in the following 11 Operating Partnerships, which will develop, own and operate apartment complexes, 6 of which are to be newly constructed and 5 of which are to be rehabilitated:


                                                           OPERATING GENERAL
                PARTNERSHIP                                   PARTNER(S)
   -------------------------------------                   -----------------
1. Alexander Mills L.P.                                    Universal Development
     (the "Alexander Mills Partnership")                   Corporation
     New Construction

2. Aurora Village Associates L.P.                          Barry E. Serlis
     (the "Aurora Village Partnership")
     Property Rehabilitation

3. Hickory Trace, Ltd.                                     Lynn Greer
     (the "Hickory Trace Partnership")
     New Construction

4. Lion Trace L.P.                                         Lion Trace, Inc.
     (the "Lion Trace Partnership")
     New Construction

                                                           OPERATING GENERAL
                PARTNERSHIP                                   PARTNER(S)
   -----------------------------------               ---------------------------
5. Lorie Village L.P.                                Lorie Village Holdings, LLC
     (the "Lorie Village Partnership")
     New Construction

6. United Development Co. 2001 L.P.                  Harold E. Buehler, Sr.
     (the "Memphis 102 Partnership")                 Jo Ellen Buehler
     New Construction

7. New Oxford I L.P.                                 MARG Rural, LLC
     (the "New Oxford I Partnership")
     Property Rehabilitation

8. Orchard River Associates L.P.                     Pine Gardens I, Inc.
     (the "Orchard Manor Partnership")
     Property Rehabilitation

9. Orchard River Associates L.P.                     Pine Gardens I, Inc.
     (the "Orchard Village Partnership")
     Property Rehabilitation
10.  Pyramid Seven L.P.                              Phillips Development
     (the "Pyramid Seven Partnership")               Corporation
     New Construction

11.  Orchard River Associates L.P.                   Pine Gardens I, Inc.
     (the "River Gardens Partnership")
     Property Rehabilitation

None of the Operating General Partners or the management companies are affiliated with Boston Associates.

Permanent mortgage loan financing for the apartment complexes will be provided from a variety of sources. Boston Associates believes that each of the apartment complexes will have adequate property insurance. The tables included in this Supplement describe in greater detail information concerning the apartment complexes and the anticipated terms of investment in each Operating Partnership.

The priority return base for Series 44 is $1.00 per certificate (10%). The priority return base is the level of return that investors must receive before Boston Associates may receive a 5% share in the proceeds from the sale or refinancing of apartment complexes. In establishing the priority return base, Boston Associates does not represent that Series 44 is expected to provide this level of return to investors. Boston Associates will receive fees and compensation for services prior to investors receiving the priority return.

                 INFORMATION CONCERNING THE APARTMENT COMPLEXES

      OPERATING                                             BASIC           GOVERNMENT
      PARTNERSHIP            LOCATION            NUMBER    MONTHLY          ASSISTANCE
      NAME                  OF PROPERTY         OF UNITS   RENTS(1)         ANTICIPATED
---------------------------------------------------------------------------------------------
 1.   Alexander            Lawrenceville,       224        $730 2BR       Federal Housing
      Mills                Georgia                         $830 3BR       Tax Credits
      Partnership

 2.   Aurora               Aurora,              100        $632 1BR       Federal Housing
      Village              Colorado                                       Tax Credits
      Partnership

 3.   Hickory Trace        Florence,             56        $150-          Home Investment
      Partnership          Alabama                         $210 1BR       Partnerships
                                                           $200-          Program(5b)
                                                           $270 2BR
                                                           $320 3BR

 4.   Lion Trace           Rushville,            48        $274-          Federal Housing
      Partnership          Indiana                         $364 1BR       Tax Credits
                                                           $324-
                                                           $529 2BR
                                                           $489-
                                                           $619 3BR
                                                           $539 4BR

 5.   Lorie Village        Bowling Green,        32        $380 2BR       HOME Investment
      Partnership          Kentucky                                       Partnerships
                                                                          Program(7c)

                 INFORMATION CONCERNING THE APARTMENT COMPLEXES

      OPERATING              PERMANENT            MORTGAGE         ANNUAL                             ANNUAL
      PARTNERSHIP             MORTGAGE            INTEREST        RESERVE    MANAGEMENT             MANAGEMENT
      NAME                      LOAN                RATE           AMOUNT      AGENT                   FEE
---------------------------------------------------------------------------------------------------------------------
 1.   Alexander            Lawrence                 6.39%          $22,400   Signature              5% of net
      Mills                Housing Authority                                 Management,            rental income
      Partnership          $13,800,000(3)                                    Inc.

 2.   Aurora               Colorado Housing         6.40%          $30,000   Hudson Real            5% of net
      Village              and Finance                                       Estate Company         rental income
      Partnership          Authority
                           $4,621,000(4a)
                           Bank of                  0%
                           Cherry Creek
                           $225,000(4b)

 3.   Hickory Trace        Compass Bank             9.50%           $4,000   Greer                  5% of net
      Partnership          $250,000(5a)                                      Construction LLC       rental income
                           Alabama Housing          5%
                           Finance Authority
                           $1,469,798(5b)

 4.   Lion Trace           First Indiana Bank       7.25%           $9,600   Deckard Realty         3% of net
      Partnership          $1,175,000(6)                                     and Development        rental income
                                                                             Company

 5.   Lorie Village        Franklin Bank &          2.50%           $8,000   Homeland, Inc.         5% of net
      Partnership          Trust Company                                                            rental income
                           $500,000(7a)
                           Franklin Bank &          7.75%
                           Trust Company
                           $224,000(7b)
                           Kentucky Housing         1%
                           Corporation
                           $259,000(7c)
                           Housing Assistance       0%
                           and Development
                           Services $74,500(7d)


      OPERATING                                             BASIC           GOVERNMENT
      PARTNERSHIP            LOCATION            NUMBER    MONTHLY          ASSISTANCE
      NAME                  OF PROPERTY         OF UNITS   RENTS(1)         ANTICIPATED
---------------------------------------------------------------------------------------------
 6.   Memphis 102          Memphis,             102        $600-          Federal Housing
      Partnership          Tennessee                       $650 4BR       Tax Credits

 7.   New Oxford I         New Oxford,           32        $690 1BR       RHS Sec. 515
      Partnership          Pennsylvania                    $725 2BR

 8.   Orchard Manor        Ukiah,                64        $487-          RHS Sec. 515;
      Partnership          California                      $605 1BR       Community
                                                           $710 2BR       Development Block
                                                           $101-          Grant Program(10b)
                                                           $960 3BR

 9.   Orchard Village      Ukiah,                48        $590 1BR       RHS Sec. 515;
      Partnership          California                      $704 2BR       Community
                                                           $957 3BR       Development Block
                                                                          Grant Program(11b)

10.   Pyramid Seven        Whitley,              24        $465 1BR       RHS Sec. 515;
      Partnership          Kentucky                        $529 2BR       HOME Investment
                                                           $570 3BR       Partnerships
                                                                          Program(12)

11.   River Gardens        Fort Bragg,           48        $463-          RHS Sec. 515;
      Partnership          California                      $603 1BR       Community
                                                           $709 2BR       Development Block
                                                           $752 3BR       Grant Program(13b)

      OPERATING             PERMANENT            MORTGAGE         ANNUAL                             ANNUAL
      PARTNERSHIP            MORTGAGE            INTEREST        RESERVE    MANAGEMENT             MANAGEMENT
      NAME                     LOAN                RATE           AMOUNT      AGENT                   FEE
--------------------------------------------------------------------------------------------------------------------
 6.   Memphis 102         Midland Mortgage         8.50%          $30,600   Buehler                7.59% of net
      Partnership         Company                                           Enterprises, Inc.      rental income
                          $3,300,000(8)

 7.   New Oxford I        $1,052,347;              1%(2)          $13,980   TM Associates,         8.70% of net
      Partnership         Virginia Housing         1%                       Inc.                   rental income
                          Development
                          Authority
                          $315,000(9)

 8.   Orchard Manor       $1,934,432;              1%(2)          $57,600   FPI Management,        8.7% of net
      Partnership         Savings Bank of          6.25%                    Inc.                   rental income
                          Mendocino County
                          $1,125,000(10a)
                          City of Mendocino        0%
                          $37,500(10b)

 9.   Orchard Village     $1,173,373;              1%(2)          $43,200   Hank Fisher            6.5% of net
      Partnership         Savings Bank of          6.25%                    Properties, Inc.       rental income
                          Mendocino County
                          $1,250,000(11a)
                          City of Mendocino        0%
                          $37,500(11b)

10.   Pyramid Seven       $921,670;                1%(2)          $13,126   Phillips               8.72% of net
      Partnership         Kentucky Housing         1%                       Development            rental income
                          Corporation                                       Corporation
                          $300,000(12)

11.   River Gardens       $779,342;                1%(2)          $19,200   Hank Fisher            7.95% of net
      Partnership         Savings Bank of          6.25%                    Properties, Inc.       rental income
                          Mendocino County
                          $1,250,000(13a)
                          City of Fort Bragg       0%
                          $40,000(13b)

----------------
(1)  Exclusive of utilities, unless indicated otherwise.

(2) Rural Housing Service ("RHS") (formerly Farmers Home Administration) 515 loan with a term of 50 years and a stated interest rate of between 7.5% and 9.5%, written down to an effective rate of 1% through an interest credit subsidy, and payments of principal and interest on the basis of a 50-year amortization schedule.

(3) The terms of the Alexander Mills Partnership's anticipated permanent first mortgage loan in the amount of $13,800,000 are expected to include a term of 30 years, an interest rate of 6.39% and payments of principal and interest on the basis of a 30-year amortization schedule.

(4) (a) The terms of the Aurora Village Partnership's anticipated permanent first mortgage loan in the amount of $4,621,000 are expected to include a term of 30 years, an interest rate of 6.40% and payments of principal and interest on the basis of a 30-year amortization schedule.

     (b) The terms of the Aurora Village Partnership's anticipated permanent second mortgage loan in the amount of $225,000 are expected to include a term of 30 years, an interest rate of 0% and payments of principal and interest on the basis of a 30-year amortization schedule.

(5) (a) The terms of the Hickory Trace Partnership's anticipated permanent first mortgage loan in the amount of $250,000 are expected to include a term of 30 years, an interest rate of 9.50% and payments of principal and interest on the basis of a 20-year amortization schedule.

     (b) The terms of the Hickory Trace Partnership's anticipated permanent second mortgage loan in the amount of $1,469,798 are expected to include a term of 30 years, an interest rate of 5% and payments of principal and interest on the basis of a 20-year amortization schedule.

(6) The terms of the Lion Trace Partnership's anticipated permanent first mortgage loan in the amount of $1,175,000 are expected to include a term of 30 years, an interest rate of 7.25% and payments of principal and interest on the basis of a 30-year amortization schedule.

(7) (a) The terms of the Lorie Village Partnership's anticipated permanent first mortgage loan in the amount of $500,000 are expected to include a term of 30 years, an interest rate of 2.50% and payments of principal and interest on the basis of a 30-year amortization schedule.

     (b) The terms of the Lorie Village Partnership's anticipated permanent second mortgage loan in the amount of $224,000 are expected to include a term of 30 years, an interest rate of 7.75% and payments of principal and interest on the basis of a 30-year amortization schedule.

     (c) The terms of the Lorie Village Partnership's anticipated permanent third mortgage loan in the amount of $259,000 are expected to include a term of 30 years, an interest rate of 1% and payments of principal and interest on the basis of a 25-year amortization schedule.

     (d) The terms of the Lorie Village Partnership's anticipated permanent fourth mortgage loan in the amount of $74,500 are expected to include a term of 30 years, an interest rate of 0% and payments of principal and interest on the basis of a 30-year amortization schedule.

(8) The terms of the Memphis 102 Partnership's anticipated permanent first mortgage loan in the amount of $3,300,000 are expected to include a term of 30 years, an interest rate of 8.50% and payments of principal and interest on the basis of a 30-year amortization schedule.

(9) The terms of the New Oxford I Partnership's anticipated permanent second mortgage loan in the amount of $315,000 are expected to include a term of 30 years, an interest rate of 1% and payments of principal and interest on the basis of a 50-year amortization schedule.

(10) (a) The terms of the Orchard Manor Partnership's anticipated permanent second mortgage loan in the amount of $1,125,000 are expected to include a term of 30 years, an interest rate of 6.25% and payments of principal and interest on the basis of a 30-year amortization schedule.

     (b) The terms of the Orchard Manor Partnership's anticipated permanent third mortgage loan in the amount of $37,500 are expected to include a term of 30 years, an interest rate of 0% and payments of principal and interest on the basis of a 30-year amortization schedule.

(11) (a) The terms of the Orchard Village Partnership's anticipated permanent second mortgage loan in the amount of $1,250,000 are expected to include a term of 30 years, an interest rate of 6.25% and payments of principal and interest on the basis of a 30-year amortization schedule.

     (b) The terms of the Orchard Village Partnership's anticipated permanent third mortgage loan in the amount of $37,500 are expected to include a term of 30 years, an interest rate of 0% and payments of principal and interest on the basis of a 30-year amortization schedule.

(12) The terms of the Pyramid Seven Partnership's anticipated permanent second mortgage loan in the amount of $300,000 are expected to include a term of 30 years, an interest rate of 1% and payments of principal and interest on the basis of a 30-year amortization schedule.

(13) (a) The terms of the River Gardens Partnership's anticipated permanent second mortgage loan in the amount of $1,250,000 are expected to include a term of 30 years, an interest rate of 6.25% and payments of principal and interest on the basis of a 30-year amortization schedule.

     (b) The terms of the River Gardens Partnership's anticipated permanent third mortgage loan in the amount of $40,000 are expected to include a term of 30 years, an interest rate of 0% and payments of principal and interest on the basis of a 30-year amortization schedule.

                  TERMS OF INVESTMENT IN OPERATING PARTNERSHIPS

                                            OWNERSHIP
                                           INTEREST(%)
                                            PROFITS,
                                             LOSSES,          OPERATING
                              BCTC IV      CREDIT/NET          GENERAL
      PARTNERSHIP             CAPITAL      CASH FLOW/          PARTNER
      NAME                 CONTRIBUTION      BACKEND        CONTRIBUTION
---------------------------------------------------------------------------
 1.   Alexander Mills        $2,104,889    99.90/20/20            $100
      Partnership

 2.   Aurora Village         $1,773,191    99.99/10/40            $100
      Partnership

 3.   Hickory Trace          $2,252,941    99.99/20/20            $100
      Partnership

 4.   Lion Trace             $1,898,556    99.99/80/80            $100
      Partnership

 5.   Lorie Village          $1,258,962    99.99/20/50            $100
      Partnership

 6.   Memphis 102            $3,699,630    99.99/30/30            $100
      Partnership

                  TERMS OF INVESTMENT IN OPERATING PARTNERSHIPS

                                                               FUND'S          DEVELOPMENT          ANNUAL
                                                             APPROXIMATE        FEE/OTHER         PARTNERSHIP           ASSET
                         OPERATING          OPERATING      AVERAGE ANNUAL     DISTRIBUTIONS     MANAGEMENT FEE      MANAGEMENT FEE
      PARTNERSHIP         DEFICIT         PARTNERSHIP'S      ANTICIPATED      TO OPERATING       TO OPERATING         TO BOSTON
      NAME               GUARANTEE         CREDIT BASE     FEDERAL CREDIT          GP                 GP               CAPITAL
-----------------------------------------------------------------------------------------------------------------------------------
 1.   Alexander Mills  $500,000 in          $7,194,256        $276,959           $1,100,000        $100,000            $10,000
      Partnership      the aggregate
                       for 3 years
                       after Rental
                       Achievement

 2.   Aurora Village   Unlimited for        $1,614,500        $228,063             $690,000          $6,600             $6,600
      Partnership      3 years after
                       Rental
                       Achievement

 3.   Hickory Trace    $300,000 in          $3,610,844        $288,839             $540,744          $3,000             $3,000
      Partnership      the aggregate
                       for 3 years
                       after Rental
                       Achievement

 4.   Lion Trace       Unlimited for        $3,062,000        $243,405             $300,000          $3,600             $3,600
      Partnership      5 years after
                       Rental
                       Achievement

 5.   Lorie Village    $150,000 in          $2,057,400        $170,130             $203,000          $2,500             $2,500
      Partnership      the aggregate
                       for 3 years
                       after Rental
                       Achievement

 6.   Memphis 102      $400,000 in          $6,988,098        $499,950             $251,000          $7,500             $7,500
      Partnership      the aggregate
                       for 3 years
                       after Rental
                       Achievement

                                            OWNERSHIP
                                           INTEREST(%)
                                            PROFITS,
                                             LOSSES,          OPERATING
                              BCTC IV      CREDIT/NET          GENERAL
      PARTNERSHIP             CAPITAL      CASH FLOW/          PARTNER
      NAME                 CONTRIBUTION      BACKEND        CONTRIBUTION
---------------------------------------------------------------------------
 7.   New Oxford I             $475,846    99.99/20/20        $315,000
      Partnership

 8.   Orchard Manor          $1,036,783    99.99/20/20            $100
      Partnership

 9.   Orchard Village          $802,233    99.99/20/20            $100
      Partnership

10.   Pyramid Seven            $305,004    95/20/15            $66,004
      Partnership

11.   River Gardens            $700,168    99.99/20/20            $100
      Partnership

                                                                FUND'S          DEVELOPMENT          ANNUAL
                                                              APPROXIMATE        FEE/OTHER         PARTNERSHIP           ASSET
                          OPERATING          OPERATING      AVERAGE ANNUAL     DISTRIBUTIONS     MANAGEMENT FEE      MANAGEMENT FEE
      PARTNERSHIP          DEFICIT         PARTNERSHIP'S      ANTICIPATED      TO OPERATING       TO OPERATING         TO BOSTON
      NAME                GUARANTEE         CREDIT BASE     FEDERAL CREDIT          GP                 GP               CAPITAL
-----------------------------------------------------------------------------------------------------------------------------------
 7.   New Oxford I      $125,000 in          $1,793,134         $61,006             $171,238          $1,000             $1,000
      Partnership       the aggregate
                        for 3 years after
                        Breakeven

 8.   Orchard Manor     $300,363 in          $1,478,364        $132,921             $253,548         $10,000             $5,000
      Partnership       the aggregate
                        for 5 years
                        after Rental
                        Achievement

 9.   Orchard Village   $225,426 in          $1,276,441        $102,850             $197,596          $8,000             $4,000
      Partnership       the aggregate
                        for 5 years
                        after Rental
                        Achievement

10.   Pyramid Seven     Unlimited for        $1,405,312         $40,668             $182,238          $4,072             $1,200
      Partnership       3 years after
                        Breakeven

11.   River Gardens     $225,426 in            $892,908         $89,765             $165,613         $10,000             $5,000
      Partnership       the aggregate
                        for 5 years
                        after Rental
                        Achievement

                         THE ALEXANDER MILLS PARTNERSHIP
                          (ALEXANDER MILLS APARTMENTS)

Alexander Mills Apartments is a 224-unit apartment complex for families which is being constructed on Paper Mill Road in Lawrenceville, Georgia. Alexander Mills Apartments will consist of 168 two-bedroom units and 56 three-bedroom units contained in 9 buildings. The complex will offer a community room, pool, recreation room and central laundry facilities.

Individual units will contain a refrigerator, range, dishwasher, disposal, air conditioning, wall-to-wall carpeting, cable television hook-up and a patio or porch.

Construction of Alexander Mills Apartments began in September, 2001. The Operating General Partner anticipates that construction completion and occupancy will occur as follows:

     NUMBER OF UNITS     COMPLETION       NUMBER OF UNITS   RENT-UP
--------------------------------------------------------------------------------
           25            February, 2002        25           March, 2002
           25            March, 2002           25           April, 2002
           25            April, 2002           25           May, 2002
           25            May, 2002             25           June, 2002
           25            June, 2002            25           July, 2002
           25            July, 2002            25           August, 2002
           25            August, 2002          25           September, 2002
           25            September, 2002       25           October, 2002
           24            October, 2002         24           November, 2002


                         THE AURORA VILLAGE PARTNERSHIP
                   (AURORA VILLAGE SENIOR COMPLEX APARTMENTS)

Aurora Village Senior Complex Apartments is an existing 100-unit apartment complex for senior citizens which is being rehabilitated on 15972 East 13th Place in Aurora, Colorado. Aurora Village Senior Complex Apartments will consist of 100 one-bedroom units contained in 2 buildings. The complex will offer a community room and central laundry facilities.

Individual units will contain a refrigerator, range, disposal, air conditioning, wall-to-wall carpeting and cable television hook-up.

Rehabilitation of Aurora Village Senior Complex Apartments began in October, 2002. The Operating General Partner anticipates that completion of rehabilitation and occupancy will occur as follows:

     NUMBER OF UNITS     COMPLETION       NUMBER OF UNITS   RENT-UP
--------------------------------------------------------------------------------
          100            February, 2003       100           February, 2003

                          THE HICKORY TRACE PARTNERSHIP
                           (HICKORY TRACE APARTMENTS)

Hickory Trace Apartments is a 56-unit apartment complex for families which is to be constructed on Rasch Road in Florence, Alabama. Hickory Trace Apartments will consist of 16 one-bedroom units, 28 two-bedroom units and 12 three-bedroom units contained in 8 buildings. The complex will offer a community room, recreation room, individual storage units, playground, picnic area and central laundry facilities.

Individual units will contain a refrigerator, range, dishwasher, disposal, air conditioning and wall-to-wall carpeting.

Construction of Hickory Trace Apartments is anticipated to begin in April, 2003. The Operating General Partner anticipates that construction completion and occupancy will occur as follows:

     NUMBER OF UNITS     COMPLETION       NUMBER OF UNITS   RENT-UP
--------------------------------------------------------------------------------
           10            November, 2003        10           January, 2004
           10            December, 2003        10           February, 2004
           10            January, 2004         10           March, 2004
           10            February, 2004        10           April, 2004
           10            March, 2004           10           May, 2004
            6            April, 2004            6           June, 2004


                           THE LION TRACE PARTNERSHIP
                             (LION TRACE APARTMENTS)

Lion Trace Apartments is a 48-unit apartment complex for families which is to be constructed in Rushville, Indiana. Lion Trace Apartments will consist of 8 one-bedroom units, 24 two-bedroom units, 8 three-bedroom units and 8 four-bedroom units contained in 6 buildings. The complex will offer a community room.

Individual units will contain a refrigerator, range, dishwasher, washer/dryer hook-ups, air conditioning, wall-to-wall carpeting, cable television hook-up and a patio or porch.

Construction of Lion Trace Apartments is anticipated to begin in February, 2003. The Operating General Partner anticipates that construction completion and occupancy will occur as follows:

     NUMBER OF UNITS     COMPLETION       NUMBER OF UNITS   RENT-UP
--------------------------------------------------------------------------------
            8            July, 2003             8           August, 2003
            8            August, 2003           8           September, 2003
           16            September, 2003       16           October, 2003
           16            October, 2003         16           November, 2003

                          THE LORIE VILLAGE PARTNERSHIP
                           (LORIE VILLAGE APARTMENTS)

Lorie Village Apartments is a 32-unit apartment complex for senior citizens which is being constructed on Patton Way in Bowling Green, Kentucky. Lorie Village Apartments will consist of 32 two-bedroom units contained in 8 buildings. The complex will offer a community room and central laundry facilities.

Individual units will contain a refrigerator, range, dishwasher, disposal, air conditioning, wall-to-wall carpeting and a patio or porch.

Construction of Lorie Village Apartments began in January, 2003. The Operating General Partner anticipates that construction completion and occupancy will occur as follows:

     NUMBER OF UNITS     COMPLETION       NUMBER OF UNITS   RENT-UP
--------------------------------------------------------------------------------
            6            March, 2003            6           April, 2003
            6            April, 2003            6           May, 2003
            6            May, 2003              6           June, 2003
            6            June, 2003             6           July, 2003
            8            July, 2003             8           August, 2003


                           THE MEMPHIS 102 PARTNERSHIP
                                  (MEMPHIS 102)

Memphis 102 is a development of 102 single-family homes for families that is being constructed in Memphis, Tennessee. Memphis 102 will consist of 102 four-bedroom homes.

Individual homes will contain a refrigerator, range, dishwasher, washer/dryer hook-ups, disposal, air conditioning, wall-to-wall carpeting and a patio or porch.

Construction of Memphis 102 began in January, 2003. The Operating General Partners anticipate that construction completion and occupancy will occur as follows:

     NUMBER OF UNITS     COMPLETION       NUMBER OF UNITS   RENT-UP
--------------------------------------------------------------------------------
           10            May, 2003             10           June, 2003
           20            June, 2003            20           July, 2003
           20            July, 2003            20           August, 2003
           20            August, 2003          20           September, 2003
           20            September, 2003       20           October, 2003
           12            October, 2003         12           November, 2003

                           THE NEW OXFORD I PARTNERSHIP
                            (OXFORD MANOR APARTMENTS)

Oxford Manor Apartments is an existing 32-unit apartment complex for families which is being rehabilitated in New Oxford, Pennsylvania. Oxford Manor Apartments will consist of 16 one-bedroom units and 16 two-bedroom units contained in 4 buildings. The complex will offer storage units, laundry facilities, playground, basketball court, maintenance shop and rental office.

Individual units will contain a refrigerator, range, air conditioning, wall-to-wall carpeting and cable television hook-up.

Rehabilitation of Oxford Manor Apartments began in January, 2003. The Operating General Partner anticipates that completion of rehabilitation and occupancy will occur as follows:

     NUMBER OF UNITS     COMPLETION       NUMBER OF UNITS   RENT-UP
--------------------------------------------------------------------------------
           10            January, 2003         10           January, 2003
           10            February, 2003        10           February, 2003
            6            March, 2003            6           March, 2003
            6            April, 2003            6           April, 2003

                          THE ORCHARD MANOR PARTNERSHIP
                           (ORCHARD MANOR APARTMENTS)

Orchard Manor Apartments is an existing 64-unit apartment complex for families which is to be rehabilitated on North Orchard Avenue in Ukiah, California. Orchard Manor Apartments will consist of 24 one-bedroom units, 36 two-bedroom units and 4 three-bedroom units contained in 8 buildings. The complex will offer central laundry facilities.

Individual units will contain a refrigerator, range, dishwasher, disposal, air conditioning, wall-to-wall carpeting, and a patio.

Rehabilitation of Orchard Manor Apartments is anticipated to begin in February, 2003. The Operating General Partner anticipates that completion of rehabilitation and occupancy will occur as follows:

     NUMBER OF UNITS     COMPLETION       NUMBER OF UNITS   RENT-UP
--------------------------------------------------------------------------------
           22            July, 2003            60           September, 2003
           21            August, 2003           2           October, 2003
           21            September, 2003        2           November, 2003

                         THE ORCHARD VILLAGE PARTNERSHIP
                          (ORCHARD VILLAGE APARTMENTS)

Orchard Village Apartments is an existing 48-unit apartment complex for families which is to be rehabilitated on North Orchard Avenue in Ukiah, California. Orchard Village Apartments will consist of 16 one-bedroom units, 21 two-bedroom units and 11 three-bedroom units contained in 6 buildings. The complex will offer central laundry facilities.

Individual units will contain a refrigerator, range, dishwasher, disposal, air conditioning, wall-to-wall carpeting, and a patio.

Rehabilitation of Orchard Village Apartments is anticipated to begin in February, 2003. The Operating General Partner anticipates that completion of rehabilitation and occupancy will occur as follows:

     NUMBER OF UNITS     COMPLETION       NUMBER OF UNITS   RENT-UP
--------------------------------------------------------------------------------
           16            July, 2003            44           September, 2003
           16            August, 2003           2           October, 2003
           16            September, 2003        2           November, 2003


                          THE PYRAMID SEVEN PARTNERSHIP
                          (GREENE'S LANDING APARTMENTS)

Greene's Landing Apartments is a 24-unit apartment complex for families which is to be constructed in Whitley, Kentucky. Greene's Landing Apartments will consist of 2 one-bedroom units, 16 two-bedroom units and 6 three-bedroom units contained in 4 buildings. The complex will offer a community room and central laundry facilities.

Individual units will contain a refrigerator, range, dishwasher, disposal, air conditioning, wall-to-wall carpeting and cable television hook-up.

Construction of Greene's Landing Apartments is anticipated to begin in April, 2003. The Operating General Partner anticipates that construction completion and occupancy will occur as follows:

     NUMBER OF UNITS     COMPLETION       NUMBER OF UNITS   RENT-UP
--------------------------------------------------------------------------------
            2            May, 2003              4           January, 2004
            4            June, 2003             4           February, 2004
            4            July, 2003             4           March, 2004
            4            August, 2003           4           April, 2004
            4            September, 2003        4           May, 2004
            2            October, 2003          4           June, 2004
            2            November, 2003
            2            December, 2003

                          THE RIVER GARDENS PARTNERSHIP
                           (RIVER GARDENS APARTMENTS)

River Gardens Apartments is an existing 48-unit apartment complex for families which is to be rehabilitated on South Street in Fort Bragg, California. River Gardens Apartments will consist of 16 one-bedroom units, 31 two- bedroom units and 1 three-bedroom unit contained in 6 buildings. The complex will offer central laundry facilities.

Individual units will contain a refrigerator, range, dishwasher, disposal, air conditioning, wall-to-wall carpeting and a patio.

Rehabilitation of River Gardens Apartments is anticipated to begin in September, 2003. The Operating General Partner anticipates that completion of rehabilitation and occupancy will occur as follows:

     NUMBER OF UNITS     COMPLETION       NUMBER OF UNITS   RENT-UP
--------------------------------------------------------------------------------
           16            January, 2004         44           March, 2004
           16            February, 2004         2           April, 2004
           16            March, 2004            2           May, 2004

                                * * * * * * * *